Exhibit 99.1

Bausch + Lomb Delivers Broad-Based Second-Quarter Growth, Raises Full-Year 2026 Guidance

•Revenue of $1.394 Billion
•Revenue Grew 9% as Reported and 8% on a Constant Currency1 Basis Compared to the Second Quarter of 2025
•GAAP Net Loss Attributable to Bausch + Lomb Corporation of $14 Million
•Adjusted EBITDA (non-GAAP)1 of $241 Million; Adjusted EBITDA Excluding Acquired IPR&D (non-GAAP)1 of $246 Million
•Raising Full-Year 2026 Revenue and Adjusted EBITDA Excluding Acquired IPR&D (non-GAAP)1 Guidance

VAUGHAN, Ontario, July 29, 2026 – Bausch + Lomb Corporation (NYSE/TSX: BLCO), a leading global eye health company dedicated to helping people see better to live better, today announced its second-quarter 2026 financial results.

“Broad-based revenue growth, leverage in the P&L, margin expansion and conversion to cash flow. These have been themes since we unveiled our three-year plan for growth at Investor Day last November, and in the second quarter progress continued at an accelerated pace,” said Brent Saunders, chairman and CEO, Bausch + Lomb.

Select Company Highlights
•Broad-based growth across all segments, with double digit revenue growth from Surgical and Pharmaceuticals
•175% reported revenue growth in premium intraocular lenses (IOLs), with premium portfolio now accounting for 13% of total Surgical revenue compared to 6% in 2025
•MIEBO® and XIIDRA® delivered 27% combined revenue growth in the first half of 2026 versus the first half of 2025
•Balanced global contact lens performance powered by three franchises, with strong revenue growth from the daily SiHy portfolio, Biotrue® ONEday and ULTRA® monthly
•Launch momentum continues, with Blink® Triple Care Preservative Free contributing to +12% reported revenue growth for the Blink franchise; recent pipeline milestones include topline results from a pivotal clinical study evaluating the enVista Beyond™ investigational IOL

Second-Quarter 2026 Revenue Performance
Total reported revenue was $1.394 billion for the second quarter of 2026, as compared to $1.278 billion in the second quarter of 2025, an increase of $116 million, or 9%. Excluding the favorable impact of foreign exchange of $12 million, revenue increased by approximately 8% on a constant currency1 basis compared to the second quarter of 2025.

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1     This is a non-GAAP measure or a non-GAAP ratio. For further information on non-GAAP measures and non-GAAP ratios, please refer to the “Non-GAAP Information” section of this news release. Please also refer to tables at the end of this news release for a reconciliation of this and other non-GAAP measures to the most directly comparable GAAP measure.

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Revenue by segment was as follows:

Second-Quarter 2026

(in millions)	Three Months Ended June 30				Change at Constant Currency[1] (non-GAAP)
	2026	2025	Reported Change	Reported Change
Total Bausch + Lomb Revenue	$1,394	$1,278	$116	9%	8%

Vision Care	$784	$753	$31	4%	4%
Surgical	$256	$216	$40	19%	16%
Pharmaceuticals	$354	$309	$45	15%	14%

Vision Care Segment
Vision Care segment revenue was $784 million for the second quarter of 2026, as compared to $753 million for the second quarter of 2025, an increase of $31 million, or 4%. Excluding the favorable impact of foreign exchange of $4 million, segment revenue increased on a constant currency1 basis by approximately 4% compared to the second quarter of 2025. Performance was driven by growth in daily SiHy, Biotrue and ULTRA contact lenses, as well as sales from over-the-counter dry eye products.

Surgical Segment
Surgical segment revenue was $256 million for the second quarter of 2026, as compared to $216 million for the second quarter of 2025, an increase of $40 million, or 19%. Excluding the favorable impact of foreign exchange of $6 million, segment revenue increased on a constant currency1 basis by approximately 16% compared to the second quarter of 2025. Performance was driven by growth in the premium IOL portfolio.

Pharmaceuticals Segment
Pharmaceuticals segment revenue was $354 million for the second quarter of 2026, as compared to $309 million for the second quarter of 2025, an increase of $45 million, or 15%. Excluding the favorable impact of foreign exchange of $2 million, segment revenue increased on a constant currency1 basis by approximately 14% compared to the second quarter of 2025. Performance was driven by growth in branded pharmaceuticals – specifically MIEBO and XIIDRA – and increased sales in international pharmaceuticals.

Operating Results
Operating income was $83 million for the second quarter of 2026, as compared to an operating loss of $11 million for the second quarter of 2025, a favorable change of $94 million. The change was driven by revenue growth noted above and operating efficiencies.

Net Loss
Net loss attributable to Bausch + Lomb Corporation for the second quarter of 2026 was $14 million, as compared to $62 million for the second quarter of 2025, a favorable change of $48 million. The change was primarily due to operating results noted above and the impact of financing fees from the June 2025 debt refinancing transaction, partially offset by a decrease in the benefit from income taxes.

Adjusted net income attributable to Bausch + Lomb Corporation (non-GAAP)1 for the second quarter of 2026 was $55 million, as compared to adjusted net income attributable to Bausch + Lomb Corporation (non-GAAP)1 of $25 million for the second quarter of 2025, an increase of $30 million.

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Cash Flow from Operations
Cash flow from operations for the second quarter of 2026 was $153 million, as compared to cash flow from operations of $35 million for the second quarter of 2025, a favorable change of $118 million. Cash flow from operations was positively impacted by operating results noted above.

Earnings Per Share
GAAP Earnings Per Share (“EPS”) Basic and Diluted attributable to Bausch + Lomb Corporation for the second quarter of 2026 was ($0.04), as compared to ($0.18) for the second quarter of 2025. Adjusted EPS attributable to Bausch + Lomb Corporation (non-GAAP)1 for the second quarter of 2026 was $0.15, as compared to $0.07, for the second quarter of 2025.

Adjusted EBITDA (non-GAAP)1; Adjusted EBITDA Excluding Acquired IPR&D (non-GAAP)1
Adjusted EBITDA (non-GAAP)1 was $241 million for the second quarter of 2026, as compared to $191 million for the second quarter of 2025, an increase of $50 million. Adjusted EBITDA excluding Acquired IPR&D (non-GAAP)1 was $246 million for the second quarter of 2026, as compared to $192 million for the second quarter of 2025, an increase of $54 million. The change was primarily due to revenue growth noted above and operating efficiencies.

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2026 Financial Outlook2
Bausch + Lomb provided updated guidance for the full year of 2026 as follows:

	As of April 29, 2026	As of July 29, 2026[3]

Full-Year Revenue	• $5.420B - $5.520B	• $5.440B - $5.540B
	• 5.3 - 7.2% constant currency growth[1]	• 5.8 - 7.7% constant currency growth[1]

Full-Year Adjusted EBITDA Excluding Acquired IPR&D (non-GAAP)[1]	• $1.010B - $1.060B	• $1.025B - $1.075B

Full-Year Revenue Foreign Exchange Tailwinds	• $50M	• $45M

Full-Year Adj. EBITDA Excluding Acquired IPR&D (non-GAAP)[1] Foreign Exchange Tailwinds	• Nominal	• Nominal

Other than with respect to GAAP revenue, the company only provides guidance on a non-GAAP basis. The company does not provide a reconciliation of forward-looking Adjusted EBITDA excluding Acquired IPR&D (non-GAAP)1 to GAAP net income (loss) attributable to Bausch + Lomb Corporation or of forward-looking constant currency revenue growth1 to reported revenue growth, due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations. These amounts may be material and, therefore, could result in the projected GAAP measure or ratio being materially different or less than the projected non-GAAP measure or ratio. These statements represent forward-looking information and may represent a financial outlook, and actual results may vary. Please see the risks and assumptions referred to in the Forward-looking Statements section of this news release.

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2    The guidance in this news release is only effective as of the date given, July 29, 2026, and will not be updated or affirmed unless and until the company publicly announces updated or affirmed guidance. Distribution or reference of this news release following July 29, 2026, does not constitute the company reaffirming guidance. See the “Forward-looking Statements” section for further information. This guidance does not take into consideration any changes in tariff policy, given the dynamic nature of the situation.
3    The increase in the anticipated full-year revenue is a result of continued strong business performance in the second quarter of 2026 and anticipated stronger business performance for the remainder of 2026 in the amount of $25 million, partially offset by a decrease of $5 million in expected currency tailwinds (such decrease is a result of exchange rates moderating). The increases in anticipated constant currency revenue growth and anticipated full-year adjusted EBITDA (excluding acquired IPR&D) are a result of the aforementioned continued strong business performance in the second quarter of 2026 and anticipated stronger business performance for the remainder of 2026.

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Balance Sheet Highlights
•Bausch + Lomb’s cash, cash equivalents and restricted cash were $378 million at June 30, 2026
•Basic weighted average shares outstanding for the second quarter of 2026 were 357.1 million, and diluted weighted average shares outstanding for the second quarter of 2026 were 360.2 million4

Pipeline Update
As part of today's earnings announcement, Bausch + Lomb is reporting topline results from a pivotal clinical study evaluating the enVista Beyond investigational IOL, which was designed to provide cataract patients with an expanded range of functional vision following cataract surgery.

The multicenter study evaluated visual performance and safety outcomes in patients undergoing cataract surgery. The study met several of its co-primary effectiveness endpoints, demonstrating improved and statistically superior intermediate vision and a greater depth of focus compared with a monofocal control lens, while maintaining distance visual acuity comparable to the control. The overall dataset demonstrated clinically meaningful improvements in functional vision and validated key attributes of the lens' optical profile despite narrowly missing predefined performance targets related to depth of focus and intermediate visual performance.

The study further demonstrated a favorable safety profile, with no device-related adverse events or secondary surgical interventions related to the optical properties of the lens. Safety outcomes were consistent with established benchmarks for IOLs, and no new safety concerns were identified during the study. In addition, visual quality assessments supported preservation of visual performance under low-light conditions.

Bausch + Lomb is conducting a comprehensive review of the data and will engage with regulatory authorities on next steps to support submission of the enVista Beyond IOL program.

Conference Call Details

Date:	Wednesday, July 29, 2026

Time:	8 a.m. ET

Webcast:	https://www.webcaster5.com/Webcast/Page/2883/53394

Participant Event Dial-in:	+1 (888) 506-0062 (North America) +1 (973) 528-0011 (International)

Participant Access Code:	415531

Replay Dial-in:	+1 (877) 481-4010 (North America) +1 (919) 882-2331 (International)

Replay Passcode:	53394 (replay available until Aug. 12, 2026)

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4    Diluted weighted average shares includes the dilutive impact of options, performance based restricted stock units and restricted stock units, which are approximately 3,100,000 common shares for the 3 months ended June 30, 2026, and which are excluded when calculating GAAP diluted loss per share because the effect of including the impact would be anti-dilutive.

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About Bausch + Lomb
Our mission is simple – we help people see better to live better, all over the world. For nearly two centuries we’ve evolved with the changing needs of patients and customers, and our commitment to innovation and improving the standard of care in eye health has never been stronger. From contact lenses to prescription products, over-the-counter options, surgical devices and more, we’re turning bold ideas into better outcomes through passion, perseverance and purpose. Learn more at www.bausch.com and connect with us on Facebook, Instagram, LinkedIn, X and YouTube.

Forward-looking Statements
This news release contains forward-looking information and statements within the meaning of applicable securities laws (collectively, “forward-looking statements”), which may generally be identified by the use of the words “anticipates,” “hopes,” “expects,” “intends,” “plans,” “projects,” “predicts,” “forecasts,” “should,” “could,” “would,” “may,” “might,” “will,” “strive,” “believes,” “estimates,” “potential,” “target,” “guidance,” “outlook,” or “continue” and positive and negative variations or similar expressions and phrases or statements that certain actions, events or results may, could, should or will be achieved, received or taken, or will occur or result, and similar such expressions also identify forward-looking information. Forward-looking statements include statements regarding Bausch + Lomb’s future prospects and performance, including the company’s 2026 full-year guidance, and next steps regarding the submission of the enVista Beyond IOL program. These forward-looking statements, including the company’s full-year guidance, are based upon the current expectations and beliefs of management and are provided for the purpose of providing additional information about such expectations and beliefs, and readers are cautioned that these statements may not be appropriate for other purposes. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks and uncertainties discussed in Bausch + Lomb’s filings with the U.S. Securities and Exchange Commission (“SEC”) and the Canadian Securities Administrators (the “CSA”) (including the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2025 (which was filed with the SEC and CSA on Feb. 18, 2026) and its most recent quarterly filings), which factors are incorporated herein by reference. They also include, but are not limited to, risks and uncertainties respecting the proposed plan to separate Bausch + Lomb into an independent, publicly traded company, separate from the remainder of Bausch Health Companies Inc. (“BHC”) (the “separation”), which include, but are not limited to, the expected benefits and costs of the separation, the expected timing of completion of the separation and its manner and terms (including that it may include the transfer of all or a portion of BHC’s remaining direct or indirect equity interest in Bausch + Lomb to its shareholders (the “distribution”)), the expectation that, if the separation is to be effected through a distribution, then it will be completed following the achievement of targeted debt leverage ratios, subject to receipt of applicable shareholder and other necessary approvals and other factors, including those described in BHC’s public statements, the ability to complete the distribution considering the various conditions to the completion of the distribution (some of which are outside the company’s and BHC’s control, including conditions related to regulatory matters and receipt of applicable shareholder and other approvals), the impact of any potential sales of the company’s common shares by BHC (including in connection with a foreclosure on the Bausch + Lomb common shares owned by BHC or its subsidiaries that are or may be pledged as collateral for certain of BHC’s or its subsidiary’s debt), that market or other conditions are no longer favorable to completing the transaction, that applicable shareholder, stock exchange, regulatory or other approval is not obtained on the terms or timelines anticipated or at all, business disruption during the pendency of or following the separation, diversion of management time on separation-related issues, retention of existing management team members, the reaction of customers and other parties to the separation, the structure of the distribution, the qualification of the distribution as a tax-free transaction for Canadian and/or U.S. federal income tax purposes (including whether or not an advance ruling from the Canada Revenue Agency and/or the Internal Revenue Service will be sought or obtained), the ability of the company and BHC to satisfy the conditions required to maintain the tax-free status of such distribution (some of which are beyond their control), other potential tax or other liabilities that may arise as a result of the distribution, the potential dis-synergy costs resulting from the separation, the impact of the

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separation on relationships with customers, suppliers, employees and other business counterparties, general economic conditions, conditions in the markets the company is engaged in, behavior of customers, suppliers and competitors, technological developments and legal and regulatory rules affecting the company’s business. In particular, the company can offer no assurance that the separation will occur at all, or that any such transaction will occur on the terms and timelines or in the manner anticipated by the company and BHC. They also include risks and uncertainties relating to acquisitions and other business development transactions the company has completed or may, in the future, pursue and complete, including risks that pending transactions may not close, risks that the company may not realize the expected benefits of those transactions on a timely basis or at all and, where applicable, risks relating to increased levels of debt as a result of debt incurred to finance such transactions, including in regards to compliance with our debt covenants. They also include risks and uncertainties related to the impacts of the new legislation commonly referred to as One Big Beautiful Bill Act, including the effects on our tax provision for both 2026 and future years. They also include the expected impact of the tariffs imposed by the U.S. and counter-tariffs or other retaliatory measures imposed on the U.S. by other countries and disruptions to global supply chains and other potential results as a result of these developments and our ability to successfully manage the expected impact of such tariffs and counter-tariffs and other measures, including the success of actions and levers we have taken and may take to manage these matters, as well as the impact of potential tariff refunds or recoveries, if any. They also include risks and uncertainties related to our ability to adopt and integrate artificial intelligence solutions into various aspects of our business and operations responsibly and in compliance with applicable legislation, laws, rules, regulation and guidance. Finally, they also include, but are not limited to, risks and uncertainties caused by or relating to adverse economic conditions and other macroeconomic factors, including risks and uncertainties associated with the conflict in the Middle East, over which we have no control, including heightened inflation and interest rates, foreign currency rates, slower growth or a potential recession, which could adversely impact our revenue, expenses and resulting margins. In addition, certain material factors and assumptions have been applied in making these forward-looking statements, including, without limitation, the assumption that the risks and uncertainties outlined above will not cause actual results or events to differ materially from those described in these forward-looking statements. In addition, management has also made certain assumptions regarding our 2026 full-year guidance with respect to expectations regarding base performance growth, business performance, currency impact, inflation, the company's ability to offset the impact of tariffs in 2026 (based on the current tariff policy and the actions the company is taking to manage these measures), expectations regarding adjusted gross margin (non-GAAP), adjusted SG&A expense (non-GAAP) and the company’s ability to continue to manage such expense in the manner anticipated, net interest expense (which will vary based on, among other things, interest rates and our indebtedness), adjusted tax rate and full year capex and the anticipated timing and extent of the company’s R&D expense.

Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Bausch + Lomb undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect actual outcomes, unless required by law.

Links provided in this news release are solely for information purposes and do not constitute Bausch + Lomb affirming any forward-looking statements contained in the linked content.

Non-GAAP Information
To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the company uses certain non-GAAP financial measures and ratios. Management uses these non-GAAP measures and ratios as key metrics in the evaluation of the company’s performance and the consolidated financial results and, in part, in the determination of cash bonuses for its executive officers. The company believes these non-GAAP measures and ratios are useful to investors in their assessment of our operating performance and the valuation of the company. In addition, these non-GAAP measures and ratios address questions the company routinely receives from analysts and

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investors, and in order to assure that all investors have access to similar data, the company has determined that it is appropriate to make this data available to all investors.

These measures and ratios do not have any standardized meaning under GAAP and other companies may use similarly titled non-GAAP financial measures and ratios that are calculated differently from the way we calculate such measures and ratios. Accordingly, our non-GAAP financial measures and ratios may not be comparable to similar non-GAAP measures and ratios of other companies. We caution investors not to place undue reliance on such non-GAAP measures and ratios, but instead to consider them with the most directly comparable GAAP measures and ratios. Non-GAAP financial measures and ratios have limitations as analytical tools and should not be considered in isolation. They should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

The reconciliations of these historic non-GAAP financial measures and ratios to the most directly comparable financial measures and ratios calculated and presented in accordance with GAAP are shown in the tables below.

Specific Non-GAAP Measures
EBITDA, Adjusted EBITDA, Adjusted EBITDA excluding Acquired IPR&D and Adjusted EBITDA growth (excluding Acquired IPR&D)
EBITDA (non-GAAP) is Net income (loss) attributable to Bausch + Lomb Corporation (its most directly comparable U.S. GAAP financial measure) adjusted for interest, income taxes, depreciation and amortization. Adjusted EBITDA (non-GAAP) is EBITDA (non-GAAP) further adjusted for the items described below. Management believes that Adjusted EBITDA (non-GAAP), along with the GAAP measures used by management, most appropriately reflect how the company measures the business internally and sets operational goals and incentives. In particular, the company believes that Adjusted EBITDA (non-GAAP) focuses management on the company’s underlying operational results and business performance. As a result, the company uses Adjusted EBITDA (non-GAAP) both to assess the actual financial performance of the company and to forecast future results as part of its guidance. Management believes Adjusted EBITDA (non-GAAP) is a useful measure to evaluate current performance. Adjusted EBITDA (non-GAAP) is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors. In addition, cash bonuses for the company’s executive officers and other key employees are based, in part, on the achievement of certain Adjusted EBITDA (non-GAAP) targets.

Adjusted EBITDA (non-GAAP) is Net income (loss) attributable to Bausch + Lomb Corporation (its most directly comparable U.S. GAAP financial measure) adjusted for interest expense, net, (benefit from) provision for income taxes, depreciation and amortization and further adjusted for the following items:

•Asset impairments: The company has excluded the impact of impairments of finite-lived and indefinite-lived intangible assets as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions and divestitures. The company believes that the adjustments of these items correlate with the sustainability of the company’s operating performance. Although the company excludes impairments of intangible assets from measuring the performance of the company and its business, the company believes that it is important for investors to understand that intangible assets contribute to revenue generation.
•Restructuring, integration and transformation costs: The company has incurred restructuring costs as it implemented certain strategies, which involved, among other things, improvements to its infrastructure and operations, internal reorganizations and impacts from the divestiture of assets and businesses. With regard to infrastructure and operational improvements which the company has taken to improve efficiencies in the businesses and facilities, these tend to be costs intended to right size the business or organization that fluctuate significantly between periods in amount, size and timing, depending on the improvement project, reorganization or transaction. Additionally, with the completion of the Bausch + Lomb IPO, as the company prepares for post-separation operations, the company is launching certain transformation initiatives that will result in certain changes to and

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investment in its organizational structure and operations. These transformation initiatives arise outside of the ordinary course of continuing operations and, as is the case with the company’s restructuring efforts, costs associated with these transformation initiatives are expected to fluctuate between periods in amount, size and timing. These out-of-the-ordinary-course charges include third-party advisory costs, as well as certain compensation-related costs. Investors should understand that the outcome of these transformation initiatives may result in future restructuring actions and certain of these charges could recur. The company believes that the adjustments of these items provide supplemental information with regard to the sustainability of the company’s operating performance, allow for a comparison of the financial results to historical operations and forward-looking guidance and, as a result, provide useful supplemental information to investors.
•Acquisition-related costs and adjustments excluding amortization of intangible assets: The company has excluded the impact of acquisition-related costs and fair value inventory step-up resulting from acquisitions as the amounts and frequency of such costs and adjustments are not consistent and are significantly impacted by the timing and size of its acquisitions. In addition, the company excludes the impact of acquisition-related contingent consideration non-cash adjustments due to the inherent uncertainty and volatility associated with such amounts based on changes in assumptions with respect to fair value estimates, and the amount and frequency of such adjustments are not consistent and are significantly impacted by the timing and size of the company’s acquisitions, as well as the nature of the agreed-upon consideration.
•Share-based compensation: The company excludes costs relating to share-based compensation. The company believes that the exclusion of share-based compensation expense assists investors in the comparisons of operating results to peer companies. Share-based compensation expense can vary significantly based on the timing, size and nature of awards granted.
•Separation costs and separation-related costs: The company has excluded certain costs incurred in connection with activities taken to: (i) separate the Bausch + Lomb business from the remainder of BHC and (ii) register the Bausch + Lomb business as an independent publicly traded entity. Separation costs are incremental costs directly related to effectuating the separation of the Bausch + Lomb business from the remainder of BHC and include, but are not limited to, legal, audit and advisory fees, talent acquisition costs and costs associated with establishing a new Board of Directors and Audit Committee. Separation-related costs are incremental costs indirectly related to the separation of the Bausch + Lomb business from the remainder of BHC and include, but are not limited to, IT infrastructure and software licensing costs, rebranding costs and costs associated with facility relocation and/or modification. As these costs arise from events outside of the ordinary course of continuing operations, the company believes that the adjustments of these items provide supplemental information with regard to the sustainability of the company’s operating performance, allow for a comparison of the financial results to historical operations and forward-looking guidance and, as a result, provide useful supplemental information to investors.
•Loss on extinguishment of debt: The company has excluded loss on extinguishment of debt as this represents a loss from refinancing our existing debt and is not a reflection of our operations for the period. Further, the amount and frequency of such amounts are not consistent and are significantly impacted by the timing and size of debt financing transactions and other factors in the debt market that are not within management’s control.
•Other Non-GAAP adjustments: The company also excludes certain other amounts, including IT infrastructure investment, litigation and other matters, gain/(loss) on sales of assets and certain other amounts that are the result of other, non-comparable events to measure operating performance if and when present in the periods presented. These events arise outside of the ordinary course of continuing operations. Given the unique nature of the matters relating to these costs, the company believes these items are not routine operating expenses. For example, legal settlements and judgments vary significantly, in their nature, size and frequency, and, due to this volatility, the company believes the costs associated with legal settlements and judgments are not routine operating expenses. The company excluded these costs as this event is outside of the ordinary course of continuing operations and is infrequent in nature. The company believes that the exclusion of such out-of-the-ordinary-course amounts provides supplemental information to assist in the comparison of the financial results of the company from period to period and, therefore,

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provides useful supplemental information to investors. However, investors should understand that many of these costs could recur and that companies in our industry often face litigation.

Adjusted EBITDA excluding Acquired In-Process Research and Development (IPR&D) (non-GAAP) is Adjusted EBITDA (non-GAAP) further adjusted to exclude Acquired IPR&D. The IPR&D expenditures represent costs directly resulting from business development transactions and not through the normal course of business. The company believes that the exclusion of such out-of-the-ordinary-course amounts provides supplemental information to assist in the comparison of the financial results of the company from period to period and, therefore, provides useful supplemental information to investors in assessing our performance. However, investors should understand that the company may enter into additional business development transactions in the future and, as a result, such Acquired IPR&D may recur in the future. Adjusted EBITDA growth (excluding Acquired IPR&D) is changes in Adjusted EBITDA (excluding Acquired IPR&D) from period to period.

Adjusted Net Income (non-GAAP)
Adjusted net income (non-GAAP) is net income (loss) attributable to Bausch + Lomb Corporation (its most directly comparable GAAP financial measure) adjusted for asset impairments, restructuring, integration and transformation costs, acquisition-related costs and adjustments (excluding amortization of intangible assets), separation costs and separation-related costs, loss on extinguishment of debt and other non-GAAP adjustments, as these adjustments are described above, and further adjusted for amortization of intangible assets and write-down of financing fees, as described below:
•Amortization of intangible assets: The company has excluded the impact of amortization of intangible assets, as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. The company believes that the adjustments of these items correlate with the sustainability of the company’s operating performance. Although the company excludes the amortization of intangible assets from its non-GAAP expenses, the company believes that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets.
•Write-down of financing fees: In addition to excluding loss on extinguishment of debt, the company has excluded write-down of financing fees as this represents a loss from refinancing our existing debt and is not a reflection of our operations for the period. Further, the amount and frequency of such amounts are not consistent and are significantly impacted by the timing and size of debt financing transactions and other factors in the debt market that are not within management’s control.

Adjusted net income (non-GAAP) excludes the impact of these certain items that may obscure trends in the company’s underlying performance. Management uses Adjusted net income (non-GAAP) for strategic decision making, forecasting future results and evaluating current performance. By disclosing this non-GAAP measure, it is management’s intention to provide investors with a meaningful, supplemental comparison of the company’s operating results and trends for the periods presented. Management believes that this measure is also useful to investors as such measure allows investors to evaluate the company’s performance using the same tools that management uses to evaluate past performance and prospects for future performance. Accordingly, the company believes that Adjusted net income (non-GAAP) is useful to investors in their assessment of the company’s operating performance and the valuation of the company. It is also noted that, in recent periods, our GAAP net income (loss) attributable to Bausch + Lomb Corporation was significantly lower than our Adjusted net income (non-GAAP).

Constant Currency
Constant currency change or constant currency revenue growth is a change in GAAP revenue (its most directly comparable GAAP financial measure) on a period-over-period basis adjusted for changes in foreign currency exchange rates. The company uses Constant Currency revenue (non-GAAP) and Constant Currency revenue Growth (non-GAAP) to assess performance of its reportable segments, and

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the company in total, without the impact of foreign currency exchange fluctuations. The company believes that such measures are useful to investors as they provide a supplemental period-to-period comparison. Although changes in foreign currency exchange rates are part of our business, they are not within management’s control. Changes in foreign currency exchange rates, however, can mask positive or negative trends in the underlying business performance. Constant currency impact is determined by comparing current period reported amounts adjusted to exclude currency impact, calculated using monthly average exchange rates from the prior comparable period to the actual prior comparable period reported amounts.

Adjusted EPS (non-GAAP)
Adjusted earnings per share or Adjusted EPS (non-GAAP) is calculated as Diluted income per share attributable to Bausch + Lomb Corporation (“GAAP EPS”) (its most directly comparable GAAP financial measure), adjusted for the per diluted share impact of each adjustment made to reconcile Net income (loss) attributable to Bausch + Lomb Corporation to Adjusted net income (non-GAAP) as discussed above. Like Adjusted net income (non-GAAP), Adjusted EPS (non-GAAP) excludes the impact of certain items that may obscure trends in the company’s underlying performance on a per share basis. By disclosing this non-GAAP measure, it is management’s intention to provide investors with a meaningful, supplemental comparison of the company’s results and trends for the periods presented on a diluted share basis. Accordingly, the company believes that Adjusted EPS (non-GAAP) is useful to investors in their assessment of the company’s operating performance, the valuation of the company and an investor’s return on investment. It is also noted that, for the periods presented, our GAAP EPS was significantly lower than our Adjusted EPS (non-GAAP).

© 2026 Bausch + Lomb.

Media Contact:
T.J. Crawford
tj.crawford@bausch.com
(908) 705-2851

Investor Contact:
George Gadkowski
george.gadkowski@bausch.com
(877) 354-3705 (toll free)
(908) 927-0735

FINANCIAL TABLES FOLLOW

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Bausch + Lomb Corporation				Table 1
Consolidated Statements of Operations
For the Three and Six Months Ended June 30, 2026 and 2025
(unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions, except per share amounts)	2026	2025	2026	2025
Revenues
Product sales	$1,389	$1,272	$2,628	$2,405
Other revenues	5	6	10	10
	1,394	1,278	2,638	2,415
Expenses
Cost of goods sold (excluding amortization and impairments of intangible assets)	527	523	1,009	1,004
Cost of other revenues	—	2	1	3
Selling, general and administrative	588	579	1,132	1,142
Research and development	114	96	215	182
Amortization of intangible assets	57	67	114	134
Other expense, net	25	22	51	44
	1,311	1,289	2,522	2,509
Operating income (loss)	83	(11)	116	(94)
Interest income	4	3	8	6
Interest expense	(93)	(128)	(190)	(222)
Loss on extinguishment of debt	—	(9)	(1)	(9)
Foreign exchange and other	(5)	(2)	(8)	(8)
Loss before provision for income taxes	(11)	(147)	(75)	(327)
Benefit from (provision for) income taxes	1	89	(5)	58
Net loss	(10)	(58)	(80)	(269)
Net income attributable to noncontrolling interest	(4)	(4)	(5)	(5)
Net loss attributable to Bausch + Lomb Corporation	$(14)	$(62)	$(85)	$(274)

Basic and diluted loss per share attributable to Bausch + Lomb Corporation	$(0.04)	$(0.18)	$(0.24)	$(0.78)

Basic weighted-average common shares	357.1	353.7	356.2	353.3

Diluted weighted-average common shares	357.1	353.7	356.2	353.3

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Bausch + Lomb Corporation				Table 2
Reconciliation of GAAP Net Loss and Diluted Loss per Share Attributable to Bausch + Lomb Corporation to Adjusted Net Income (Loss) (non-GAAP) and Adjusted Earnings (Loss) Per Share (non-GAAP)
For the Three and Six Months Ended June 30, 2026 and 2025
(unaudited)
	Three Months Ended June 30,
	2026		2025
(in millions, except per share amounts)	Income (Expense)	Earnings per Share Impact	Income (Expense)	Earnings per Share Impact
Net loss and Diluted loss per share attributable to Bausch + Lomb Corporation	$(14)	$(0.04)	$(62)	$(0.18)
Non-GAAP adjustments: (a)
Amortization of intangible assets	57	0.16	67	0.19
Asset impairments	9	0.02	—	—
Restructuring, integration and transformation costs	11	0.03	53	0.15
Acquisition-related costs and adjustments (excluding amortization of intangible assets)	2	0.01	5	0.01
Loss on extinguishment of debt and write-down of financing fees	—	—	40	0.11
Other	5	0.01	13	0.04
Tax effect of non-GAAP adjustments	(15)	(0.04)	(91)	(0.25)
Total non-GAAP adjustments	69	0.19	87	0.25
Adjusted net income (non-GAAP) and Adjusted earnings per share (non-GAAP)	$55	$0.15	$25	$0.07
Acquired IPR&D	4	0.01	1	—
Adjusted net income excluding Acquired IPR&D (non-GAAP) and Adjusted earnings per share excluding Acquired IPR&D (non-GAAP)	$59	$0.16	$26	$0.07

	Six Months Ended June 30,
	2026		2025
(in millions, except per share amounts)	Income (Expense)	Earnings per Share Impact	Income (Expense)	Earnings per Share Impact
Net loss and Diluted loss per share attributable to Bausch + Lomb Corporation	$(85)	$(0.24)	$(274)	$(0.78)
Non-GAAP adjustments: (a)
Amortization of intangible assets	114	0.33	134	0.38
Asset impairments	9	0.02	—	—
Restructuring, integration and transformation costs	28	0.08	91	0.26
Acquisition-related costs and adjustments (excluding amortization of intangible assets)	5	0.01	19	0.05
Loss on extinguishment of debt and write-down of financing fees	7	0.02	40	0.11
Separation costs and separation-related costs	1	—	—	—
Gain on sale of assets	(3)	(0.01)	—	—
Other	12	0.03	15	0.04
Tax effect of non-GAAP adjustments	(14)	(0.03)	(54)	(0.14)
Total non-GAAP adjustments	159	0.45	245	0.70
Adjusted net income (loss) (non-GAAP) and Adjusted earnings (loss) per share (non-GAAP)	$74	$0.21	$(29)	$(0.08)
Acquired IPR&D	13	0.03	29	0.08
Adjusted net income excluding Acquired IPR&D (non-GAAP) and Adjusted earnings per share excluding Acquired IPR&D (non-GAAP)	$87	$0.24	$—	$—
(a) The components of and further details respecting each of these non-GAAP adjustments and the financial statement line item to which each component relates can be found on Table 2a.

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Bausch + Lomb Corporation			Table 2a
Reconciliation of GAAP to Non-GAAP Financial Information
For the Three and Six Months Ended June 30, 2026 and 2025
(unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions)	2026	2025	2026	2025
Cost of goods sold reconciliation:
GAAP Cost of goods sold (excluding amortization and impairments of intangible assets)	$527	$523	$1,009	$1,004
Fair value inventory step-up resulting from acquisitions (a)	—	(21)	—	(43)
Adjusted cost of goods sold (excluding amortization and impairments of intangible assets) (non-GAAP)	$527	$502	$1,009	$961
Selling, general and administrative reconciliation:
GAAP Selling, general and administrative	$588	$579	$1,132	$1,142
Separation-related costs (b)	—	—	(1)	(1)
Transformation costs (c)	(7)	(22)	(16)	(58)
Other (d)	1	(6)	1	(6)
Adjusted selling, general and administrative (non-GAAP)	$582	$551	$1,116	$1,077
Amortization of intangible assets reconciliation:
GAAP Amortization of intangible assets	$57	$67	$114	$134
Amortization of intangible assets (e)	(57)	(67)	(114)	(134)
Adjusted amortization of intangible assets (non-GAAP)	$—	$—	$—	$—
Other expense, net reconciliation:
GAAP Other expense, net	$25	$22	$51	$44
Litigation and other matters (d)	(5)	(6)	(12)	(7)
Restructuring and integration costs (c)	(4)	(31)	(12)	(33)
Asset impairments (f)	(9)	—	(9)	—
Separation costs (b)	—	—	—	1
Acquisition-related contingent consideration (a)	(2)	18	(4)	27
Acquisition-related costs (a)	—	(2)	(1)	(3)
Gain on sale of assets (g)	—	—	3	—
Adjusted other expense, net (non-GAAP)	$5	$1	$16	$29
Interest expense reconciliation:
GAAP Interest expense	$(93)	$(128)	$(190)	$(222)
Write-down of financing fees (h)	—	31	6	31
Adjusted interest expense (non-GAAP)	$(93)	$(97)	$(184)	$(191)
Loss on extinguishment of debt reconciliation:
GAAP Loss on extinguishment of debt	$—	$(9)	$(1)	$(9)
Loss on extinguishment of debt (h)	—	9	1	9
Adjusted loss on extinguishment of debt (non-GAAP)	$—	$—	$—	$—
Foreign exchange and other reconciliation:
GAAP Foreign exchange and other	$(5)	$(2)	$(8)	$(8)
Other (d)	1	1	1	2
Adjusted foreign exchange and other (non-GAAP)	$(4)	$(1)	$(7)	$(6)
Benefit from (provision for) income taxes reconciliation:
GAAP Benefit from (provision for) income taxes	$1	$89	$(5)	$58
Tax effect of non-GAAP adjustments (i)	(15)	(91)	(14)	(54)
Adjusted (provision for) benefit from income taxes (non-GAAP)	$(14)	$(2)	$(19)	$4
(a) Represents the three components of the non-GAAP adjustment of “Acquisition-related costs and adjustments (excluding amortization of intangible assets)” (see Table 2).
(b) Represents the two components of the non-GAAP adjustment of “Separation costs and separation-related costs” (see Table 2).
(c) Represents the two components of the non-GAAP adjustment of “Restructuring, integration and transformation costs” (see Table 2).
(d) Represents the three components of the non-GAAP adjustment of “Other” (see Table 2).
(e) Represents the sole component of the non-GAAP adjustment of “Amortization of intangible assets” (see Table 2).
(f) Represents the sole component of the non-GAAP adjustment of “Asset impairments” (see Table 2).
(g) Represents the sole component of the non-GAAP adjustment of “Gain on sale of assets” (see Table 2).
(h) Represents the two components of the non-GAAP adjustment of “Loss on extinguishment of debt and write-down of financing fees” (see Table 2).
(i) Represents the sole component of the non-GAAP adjustment of “Tax effect of non-GAAP adjustments” (see Table 2).

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Bausch + Lomb Corporation				Table 2b
Reconciliation of GAAP Net Loss to Adjusted EBITDA (non-GAAP)
For the Three and Six Months Ended June 30, 2026 and 2025
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions)	2026	2025	2026	2025
Net loss attributable to Bausch + Lomb Corporation	$(14)	$(62)	$(85)	$(274)
Interest expense, net	89	125	182	216
(Benefit from) provision for income taxes	(1)	(89)	5	(58)
Depreciation and amortization of intangible assets	102	107	203	213
EBITDA	176	81	305	97
Adjustments:
Asset impairments	9	—	9	—
Restructuring, integration and transformation costs	11	53	28	91
Acquisition-related costs and adjustments (excluding amortization of intangible assets)	2	5	5	19
Share-based compensation	38	30	72	58
Separation costs and separation-related costs	—	—	1	—
Loss on extinguishment of debt	—	9	1	9
Other non-GAAP adjustments:
Gain on sale of assets	—	—	(3)	—
Other	5	13	12	15
Adjusted EBITDA (non-GAAP)	$241	$191	$430	$289
Acquired IPR&D	5	1	16	29
Adjusted EBITDA excluding Acquired IPR&D (non-GAAP)	$246	$192	$446	$318

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Bausch + Lomb Corporation								Table 3
Constant Currency Revenue (non-GAAP) and Constant Currency Revenue Growth (non-GAAP) - by Segment
For the Three and Six Months Ended June 30, 2026 and 2025
(unaudited)

	Calculation of Constant Currency Revenue for the Three Months Ended
	June 30, 2026			June 30, 2025	Change in Revenue as Reported		Change in Constant Currency Revenue (Non-GAAP) (b)
	Revenue as Reported	Changes in Exchange Rates (a)	Constant Currency Revenue (Non-GAAP) (b)	Revenue as Reported
(in millions)					Amount	Pct.	Amount	Pct.
Vision Care	$784	$(4)	$780	$753	$31	4%	$27	4%
Surgical	256	(6)	250	216	40	19%	34	16%
Pharmaceuticals	354	(2)	352	309	45	15%	43	14%
Total revenues	$1,394	$(12)	$1,382	$1,278	$116	9%	$104	8%

	Calculation of Constant Currency Revenue for the Six Months Ended
	June 30, 2026			June 30, 2025	Change in Revenue as Reported		Change in Constant Currency Revenue (Non-GAAP) (b)
	Revenue as Reported	Changes in Exchange Rates (a)	Constant Currency Revenue (Non-GAAP) (b)	Revenue as Reported
(in millions)					Amount	Pct.	Amount	Pct.
Vision Care	$1,495	$(29)	$1,466	$1,409	$86	6%	$57	4%
Surgical	484	(18)	466	430	54	13%	36	8%
Pharmaceuticals	659	(7)	652	576	83	14%	76	13%
Total revenues	$2,638	$(54)	$2,584	$2,415	$223	9%	$169	7%

(a) The impact for changes in foreign currency exchange rates is determined as the difference in the current period reported revenues at their current period currency exchange rates and the current period reported revenues revalued using the monthly average currency exchange rates during the comparable prior period.
(b) To supplement the financial measures prepared in accordance with GAAP, the Company uses certain non-GAAP financial measures and ratios. For additional information about the Company’s use of such non-GAAP financial measures and ratios, refer to the “Non-GAAP Information” section in the body of the news release to which these tables are attached. Constant currency revenue (non-GAAP) for the three and six months ended June 30, 2026 is calculated as revenue as reported adjusted for the impact for changes in exchange rates (previously defined in this news release). Change in constant currency revenue (non-GAAP) is calculated as the difference between constant currency revenue for the current period and revenue as reported for the comparative period.

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